UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    April 22, 2005

MILLENNIUM PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street

Cambridge, Massachusetts 02139

(Address of principal executive offices) (zip code)

(617)  679-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   1.01.                                    Entry into a Material Definitive Agreement.

On April 22, 2005, Millennium Pharmaceuticals, Inc. (the “Company”) entered into a consulting agreement with Shaun R. Coughlin, M.D., Ph.D., a member of the Company’s Board of Directors.   Under the consulting agreement Mr. Coughlin will provide the Company with consulting services. The Company will pay Mr. Coughlin a reasonable flat rate for each day of consulting services rendered. It is anticipated that he will provide two days of consulting services per calendar quarter. The term of the agreement is for an initial term of one year and may be extended by mutual written consent of the parties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)

Date: April 22, 2005	By	/s/ MARSHA H. FANUCCI
Marsha H. Fanucci
Senior Vice President and Chief Financial Officer